Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-163104, 333-135614, 333-129267, 333-116365 and 333-58162 on Forms S-8 and Registration Statement No. 333-169012 on Form S-3 of our report dated March 7, 2013, relating to the financial statements of Thomas Medical Products, Inc. for the year ended December 31, 2011, appearing in this Current Report on Form 8-K/A of Merit Medical Systems, Inc.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
March 7, 2013